EXHIBIT 99.1

     KROGER 4TH QTR OPER NET PER SHARE : 84 CENTS VS 75 CENTS;
               RECORDS SET IN QUARTER AND YEAR FOR
       PER SHARE EARNINGS, OPERATING CASH FLOW AND SALES


     CINCINNATI, Ohio, January 25, 1996 --- The Kroger Co. (NYSE: KR) said today that 1995 fourth quarter net earnings before an extraordinary item rose 18.7 percent to $109.2 million from $92.0 million in the 1994 fourth quarter. On a fully diluted per share basis, net earnings before the extraordinary item increased 12.0 percent to 84 cents from 75 cents.
     The Company's fourth quarter and full-year results set records for sales, operating cash flow, and per share earnings.
     After the extraordinary item for the early retirement of debt, fourth quarter net earnings totaled $105.5 million, or 81 cents per share, compared to $91.5 million, or 74 cents per fully diluted share, in the 1994 fourth quarter.
     Fourth quarter operating cash flow -- pre-tax earnings before interest, depreciation, LIFO and extraordinary items -- rose 8.1 percent to $314.9 million from $291.3 million in 1994's final quarter. Food store sales increased 5.3 percent in the quarter and identical food store sales rose 1.6 percent. Total sales in the fourth quarter increased 4.9 percent to a record $5.9 billion from $5.6 billion in the 1994 fourth quarter.
     For Fiscal 1995, earnings before an extraordinary item were $318.9 million, or $2.50 per share, compared to $268.9 million, or $2.19 per fully diluted share, in 1994. After the extraordinary charge for debt retirement, Kroger's 1995 net earnings totaled $302.8 million, or $2.38 per share, versus net earnings of $242.2 million, or $1.98 per fully diluted share, in 1994.
     Full-year operating cash flow rose 9.2 percent to $1.163 billion from $1.065 billion in 1994. Food store sales rose 4.9 percent, while identical food store sales were up 1.4 percent for the year. Total 1995 sales were $23.9 billion, a
4.3 percent increase over 1994 sales of $23.0 billion.
     Kroger Chairman and Chief Executive Officer Joseph A. Pichler said the Company was especially pleased with 1995's results because they followed strong performances in 1993 and 1994. "We continue to benefit from new technologies and logistics systems that have reduced product and distribution costs and working capital," Pichler said. "At the same time, our record capital investment in new stores has solidified Kroger's competitive position." Pichler also noted the Company continued to benefit from its wide geographic base. Operating cash flow increased in both the fourth quarter and the full year in all but a few markets where intense competition exerted pressure on margins.
     Kroger's financial structure improved in 1995, Pichler said. Net interest expense and net long-term debt were reduced as a result of strong working capital management, the conversion of approximately $200 million of Convertible Notes to equity, and improved cash flow. Net interest expense in 1995 declined by 4.5 percent to $312.7 million. Net long-term debt at year-end declined by $372 million to $3.46 billion.
     During 1995, capital expenditures totaled approximately $726 million, an increase of 36.0 percent over 1994. A significant portion of this increase was attributable to the Company's success in increasing the mix of new stores from leased to Company-owned stores. Food store square footage increased 4.6 percent with the completion of 83 new stores, expansions and acquisitions, and 62 remodels.
     For 1996, Kroger said it expects capital expenditures of approximately $800 million. Food store square footage will increase by approximately 6-7 percent.

                            THE KROGER CO.
                          SALES AND EARNINGS


                       4TH QUARTER        4TH QUARTER     PERCENT
                          1995                1994        CHANGE
                        12/30/95             12/31/94

    Sales           $5,860,734,188       $ 5,585,833,138      4.9

    EBITD <F1>      $  314,900,516       $   291,341,003      8.1

    Non-EBITD
    charges <F2>    $   (3,687,550)      $    (2,743,321)

    LIFO            $    2,397,218       $      (587,674)

    Interest        $  (69,292,587)      $   (75,787,777)

    Depreciation    $  (79,601,921)      $   (68,482,730)
                    _______________      ________________

    Pre-tax earnings
    before extraordinary
    loss            $  164,715,676       $   143,739,501

    Tax expense     $  (55,466,559)      $   (51,701,758)
                    _______________      ________________

    Earnings before
    extraordinary
    loss            $  109,249,117       $    92,037,743     18.7

    Extraordinary
    loss <F3>       $   (3,750,149)      $      (554,505)
                    _______________      ________________

    Net earnings    $  105,498,968       $     91,483,238
                    ===============      ================

    Primary earnings (loss)
    per common share:

    From operations          $0.84                  $0.80

    From extraordinary
    loss <F3>               ($0.03)                ($0.01)
                    _______________     __________________

    Primary net earnings
    per common share         $0.81                  $0.79
                    ===============     ==================
    Fully diluted earnings
    (loss) per common share:

    From operations          $0.84                  $0.75    12.0

    From extraordinary
    loss <F3>               ($0.03)                ($0.01)
                    _______________     __________________

    Fully diluted net
    earnings per
    common share             $0.81                  $0.74
                    ===============     ==================

    Number of common shares
    used in primary per share
    calculation        129,453,609            114,537,156

    Number of common shares
    used in fully diluted per
    share calculation  130,037,648            126,456,564


[FN]
    <F1> EBITD represents pre-tax earnings before interest,
    depreciation and LIFO as defined in the Company's Bank
    Credit Agreement.
    <F2>  Represents the additional quarterly charge from the
    adoption of FASB 106 in 1994 and 1995 which is excluded from EBITD as defined by the Company's Bank Credit Agreement.
    <F3> Represents the after-tax loss from the early
    retirement of debt.
[/FN]

                        4 QUARTERS           4 QUARTERS   PERCENT
                           1995                 1994      CHANGE

    Sales           $23,937,794,794      $ 22,959,121,897     4.3

    EBITD <F1>      $ 1,162,824,156      $  1,064,857,957     9.2

    Non-EBITD
    charges <F2>     $  (15,226,012)      $    (22,106,956)

    LIFO             $  (14,102,782)      $    (16,087,674)

    Interest         $ (312,685,354)      $   (327,550,066)

    Depreciation     $ (311,271,904)      $   (277,750,378)
                     _______________      _________________

    Pre-tax earnings before
    extraordinary
    loss             $  509,538,104       $    421,362,883

    Tax expense      $ (190,671,733)      $   (152,459,937)
                     _______________      _________________

    Earnings before
    extraordinary
    loss             $  318,866,371       $    268,902,946

    Extraordinary
    loss <F3>        $  (16,052,911)      $    (26,707,105)
                    _______________      _________________

    Net earnings     $  302,813,460       $    242,195,841
                     ===============      =================

    Primary earnings (loss)
    per common share:

    From operations           $2.65                  $2.37

    From extraordinary
    loss <F3>                ($0.13)                ($0.24)

    Primary net earnings
    per common share          $2.52                  $2.13
                     ===============     ==================
    Fully diluted earnings (loss)
    per common share:

    From operations           $2.50                  $2.19    14.2

    From extraordinary
    loss <F3>                ($0.12)                 ($0.21)
                     ______________      __________________

    Fully diluted net
    earnings per common
    share                    $2.38                   $1.98
                     ==============      ==================

    Number of shares used in
    primary per share
    calculation        120,413,169             113,537,369

    Number of shares used in
    fully diluted per share
    calculation        129,232,375             129,714,182

[FN]
    <F1> EBITD represents pre-tax earnings before interest,
    depreciation and LIFO as defined in the Company's Bank
    Credit Agreement.
    <F2> Represents the additional quarterly charge from the
    adoption of FASB 106 in 1995 and 1994, and a $4.3 million contribution to The Kroger Company Foundation in 1994, which are excluded from EBITD as defined by the Company's Bank Credit Agreement.
    <F3> Represents the after-tax loss from the early
    retirement of debt.
[/FN]